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                                                                       EXHIBIT H


                               GUARANTY AGREEMENT

       THIS GUARANTY AGREEMENT is entered into on September 14, 1995 by Watermarc Food Management Co., a Texas corporation, whose business address is 10777 Westheimer, Suite 1030, Houston, Texas 77042 ("Guarantor"), in favor of Ghulam M. Bombaywala, a resident of Fort Bend County, Texas whose business address is 10777 Westheimer, Suite 1030, Houston, Texas 77042 (together with any successor holders of the hereinafter defined Notes, the "Holder"). For purposes of the application of certain provisions hereof, the "Borrower" (as defined below) is joined as a party to this Guaranty Agreement.

                                  WITNESSETH:

       WHEREAS, Guarantor owns all of the issued and outstanding securities of Pasta Acquisition Co., a Texas corporation ("Borrower");

       WHEREAS, Borrower was organized by Guarantor to acquire The Original Pasta Co., a Texas,Corporation ("TOPC") pursuant to a Plan and Agreement of Merger dated September 14, 1995 (hereinafter the "Merger" and "Merger Agreement");

       WHEREAS, the Holder is the sole shareholder of TOPC and pursuant to the Merger will receive (i) common stock of Guarantor, and (ii) two promissory notes in the aggregate principal amount of $3,750,000.00 (the "Notes") from Borrower, which Notes are described in Section 1.02 of the Merger Agreement;

       WHEREAS, the Notes are secured by (i) a lien on certain restaurant assets being acquired by Borrower from TOPC in the Merger pursuant to a "Restaurant Assets Security Agreement" between Borrower, TOPC and Secured Party; (ii) this Guaranty Agreement; and (iii) a "Security Agreement-Pledge" between Guarantor and Secured Party and such other instruments, documents and agreements defined as the "Security Documents" pursuant to Section 2.02 of the Merger Agreement (the "Security Documents"); and

       WHEREAS, the Holder has made it a condition precedent to the Merger Agreement that Guarantor guarantee payment of the Notes and the related indebtedness and obligations set forth in the Security Documents.

       NOW, THEREFORE to induce the Holder to accept Notes of Borrower in connection with and as consideration in the Merger and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees as follows:
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                                   ARTICLE 1
                                THE INDEBTEDNESS

       SECTION 1.1 THE INDEBTEDNESS. As used in this Guaranty Agreement, the "Indebtedness" shall mean the Notes, including without limitation all principal and all interest thereon, together with all amounts that Borrower may from time to time become obligated to pay or reimburse to the Holder pursuant to the Security Documents, including all attorneys' fees and costs incurred by the Holder in enforcing the Holder's rights under the Notes or Security Documents.

                                   ARTICLE 2
                                  THE GUARANTY

       SECTION 2.1 INDEBTEDNESS GUARANTEED. Guarantor hereby unconditionally and irrevocably guarantees the prompt payment when due, whether at maturity or otherwise, of all of the Indebtedness. If Borrower fails to make any payment of any part of the Indebtedness when due after the expiration of any notice and cure period provided in the Notes or Security Documents, if any, then said failure shall constitute a default hereunder.

       SECTION 2.2 NATURE OF GUARANTY. This is an irrevocable. absolute, complete, and continuing guaranty of payment and performance and not a guaranty of collection, and shall not be affected by the release or discharge of Borrower from, or impairment or modification of, its obligations with respect to any Indebtedness in any bankruptcy, receivership, or other insolvency proceeding or otherwise. The fact that the Indebtedness may be rearranged, reduced, extended for any period, and/or renewed from time to time, or paid in full without notice to Guarantor shall not release, discharge, or reduce the obligation of Guarantor with respect to the Indebtedness and Guarantor shall remain fully bound hereunder. It is the intention of the Holder and Guarantor that Guarantor's obligations hereunder shall not be discharged at any time prior to the occurrence of payment in full of the Indebtedness. This Guaranty Agreement may be enforced by the Holder and any subsequent holder of the Indebtedness, and shall not be discharged by the assignment or negotiation of all or part of the Indebtedness. This Guaranty Agreement may not be revoked by Guarantor and shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Indebtedness is rescinded or must otherwise be returned by the Holder under the insolvency, bankruptcy, reorganization, receivership, or other debtor relief proceeding involving Borrower, or after any attempted revocation by Guarantor, as if though such payment had not been made. Except as specifically provided in Section 2.10 hereof, Guarantor hereby expressly waives presentment, demand, notice of non-payment, protest, notice of protest and dishonor, notice of intent to accelerate, notice of acceleration, and any other notice whatsoever on any and all forms of such Indebtedness, and also notice of acceptance of this Guaranty Agreement, acceptance on the part of the Holder being conclusively presumed by its request for this Guaranty Agreement and delivery of the same to the Holder.





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       SECTION 2.3 THE HOLDER'S RIGHTS. Guarantor authorizes the Holder, without notice or demand and without affecting Guarantor's liability hereunder: to take and hold security for the payment of this Guaranty Agreement and/or any of the Indebtedness from Borrower or any other persons or entities, including Guarantor, and exchange, enforce, waive, and release any such security; to apply such security and direct the order or manner of sale thereof as the Holder may determine; to obtain a guaranty of the Indebtedness from any one or more persons and at any time or times; and to enforce, waive, rearrange, modify, limit or release any of such other persons from their obligations under such guaranties. Guarantor hereby acknowledges and agrees that the obligations of all persons to pay and satisfy the Indebtedness pursuant to their respective guaranties (including Guarantor's obligations under this Guaranty Agreement) shall be joint and several. Guarantor acknowledges and agrees that the Holder shall have complete discretion regarding whether, when and how to exercise the foregoing rights.

       SECTION 2.4 GUARANTOR'S WAIVERS. Guarantor waives any right to require the Holder to (and it shall not be necessary for the Holder, in order to enforce such payment by Guarantor to first) (a) proceed against Borrower or any other person liable on the Indebtedness, (b) proceed against or exhaust any security given to secure the Indebtedness, (c) have Borrower joined with Guarantor in any suit arising out of this Guaranty Agreement and/or any of the Indebtedness, (d) enforce its rights against any other guarantor of the Indebtedness, or (e) pursue or exhaust any other remedy in the Holder's power whatsoever. The Holder shall not be required to mitigate damages or take any action to reduce, collect or enforce the Indebtedness. Guarantor waives any defense or right arising by reason of any disability, lack of corporate authority or power, impairment of recourse or of collateral under Section 3.606 of the Texas Uniform Commercial Code or otherwise, or other defense of Borrower or any other guarantor of any of the Indebtedness, and shall remain liable hereon regardless of whether Borrower or any other guarantor be found not liable thereon for any reason. Guarantor shall have no right of subrogation until such time as all of the Indebtedness has been paid in full.

       SECTION 2.5 MATURITY OF INDEBTEDNESS: PAYMENT. If the maturity of any Indebtedness is accelerated by bankruptcy or otherwise, then such maturity shall also be deemed accelerated for the purpose of this Guaranty Agreement without demand or notice to Guarantor. Guarantor shall, forthwith upon notice from the Holder of the failure of Borrower to pay any Indebtedness at maturity, pay to the Holder the amount due and unpaid by Borrower and Guaranteed hereby. The failure of the Holder to give this notice shall not in any way release Guarantor hereunder.

       SECTION 2.6 THE HOLDER'S EXPENSES. If Guarantor fails to pay the Indebtedness after notice from the Holder of Borrower's failure to pay any Indebtedness at maturity, and if the Holder obtains the services of an attorney for collection of amounts owing by Guarantor hereunder, or if suit is filed to enforce this Guaranty Agreement, the Notes or the Security Documents, or if proceedings are had in any bankruptcy, probate, receivership, or other judicial proceedings for the establishment or collection of any amount owing by Guarantor hereunder, or if any amount owing by Guarantor


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hereunder is collected through such proceedings, then Guarantor shall pay to the Holder all court costs and the Holder's reasonable attorney's fees.

       SECTION 2.7 PRIMARY LIABILITY. The liability of the Guarantor for the payment of the Indebtedness shall be primary and not secondary.

       SECTION 2.8 EVENTS AND CIRCUMSTANCES NOT REDUCING OR DISCHARGING GUARANTOR'S OBLIGATIONS. Guarantor hereby consents and agrees to each of the following, and agrees that Guarantor's obligations under this Guaranty Agreement shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any rights (including, without limitation, rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

              (a) MODIFICATIONS, ETC. Any renewal, extension, modification, alteration or rearrangement of all or any part of the Indebtedness, or of the Note, or of any Security Documents, or any contract or understanding between Borrower and the Holder or between the Holder and Guarantor, or any other parties, pertaining to the Indebtedness or any other matter;

              (b) ADJUSTMENT, ETC. Any adjustment, indulgence, forbearance. or compromise that might be granted or given by the Holder to Borrower, Guarantor or any other person;

              (c) CONDITION OF BORROWER OR GUARANTOR. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower or any other party at any time liable for the payment of all or part of the Indebtedness, or any dissolution of Borrower or Guarantor; or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor, or any changes in the shareholders or members of Borrower or Guarantor or any reorganization of Borrower or Guarantor;

              (d) INVALIDITY OF INDEBTEDNESS. The invalidity or unenforceability of all or any part of the Indebtedness, or any document or agreement executed in connection with the Indebtedness, for any reason whatsoever, including without limitation the fact that the Indebtedness, or any part thereof, exceeds the amount permitted by law, the act of creating the Indebtedness or any part thereof is ultra vires, the officers or representatives executing the documents or otherwise creating the Indebtedness acted in excess of their authority, the Indebtedness violates applicable usury laws, Borrower or any other person, including Guarantor, has valid defenses, claims, or offsets (whether at law, in equity, or by agreement) which render the Indebtedness wholly or partially uncollectible from Borrower or any other person, including Guarantor, the creation, performance, or repayment of the





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       Indebtedness (or the execution, delivery and performance of any document or instrument representing part of the Indebtedness, or executed in connection with the Indebtedness, or given to secure the repayment of the Indebtedness) is illegal, uncollectible, legally impossible, or unenforceable, or any Security Document or other documents or instruments pertaining to the Indebtedness have been forged or otherwise are irregular or not genuine or authentic;

              (e) RELEASE OF OBLIGORS. Any full or partial release of the liability of Borrower on the Indebtedness or any part thereof, or of any co-guarantors, or any other person or entity now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Indebtedness or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Indebtedness in full without assistance or support of any other party, and Guarantor has not been induced to enter into this Guaranty Agreement on the basis of a contemplation, belief, understanding or agreement that other parties will be liable to perform the Indebtedness, or that the Holder will look to other parties to perform the Indebtedness;

              (f) OTHER SECURITY. The taking or accepting by the Holder of any other security, collateral, guaranty, or other assurance of payment for all or any part of the Indebtedness from any person, including Borrower or the Guarantor;

              (g) RELEASE OF COLLATERAL. Any release, surrender, exchange, subordination, deterioration, waste, loss, or impairment (including without limitation negligent, willful, unreasonable, or unjustifiable impairment) of any collateral at any time securing payment of the Indebtedness;

              (h) CARE AND DILIGENCE. The failure of the Holder the Holder or any other person to exercise diligence or reasonable care in, or the negligence of the Holder regarding, the preservation, protection, enforcement, sale, or other handling or treatment of all or any part of such collateral, including without limitation the failure of the Holder to foreclose on any collateral mortgaged or pledged under the Security Documents or the delay by the Holder in instituting or prosecuting any right or remedy under the Security Documents, including without limitation the right to foreclose on collateral by nonjudicial foreclosure sale or otherwise;

              (i) STATUS OF LIENS. The fact that any collateral, security interest, or lien contemplated or intended to be given, created, or granted as security for the repayment of the Indebtedness has not been properly perfected or created, or proves to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor





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       is not entering into this Guaranty Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectabilty, or value of any of the collateral for the Indebtedness;

              (j) SURETYSHIP DEFENSES. Any and all suretyship defenses of material alteration of any agreement between Borrower and the Holder or the Holder and any other party, including Guarantor;

              (k) PREFERENCE. Any payment by Borrower to the Holder is held to constitute a preference under bankruptcy laws, or for any reason the Holder is required to refund such payment or pay such amount to Borrower or any other person; or

              (l) OTHER ACTS TAKEN OR OMITTED. Any other action taken or omitted to be taken with respect to any Security Documents, the Indebtedness, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Indebtedness pursuant to the terms hereof.

it being the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Indebtedness when due, notwithstanding any occurrence, circumstance, action or omission whatsoever, whether contemplated or not contemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Indebtedness.

       SECTION 2.9 RELATIONSHIP OF PARTIES GUARANTOR ACKNOWLEDGES THAT THE HOLDER IS A PRINCIPAL STOCKHOLDER AND A DIRECTOR OF GUARANTOR AND IS ITS CHIEF EXECUTIVE OFFICER. THE HOLDER MAY ALSO FROM TIME TO TIME SERVE AS AN OFFICER OR DIRECTOR OF BORROWER. NOTWITHSTANDING THE FOREGOING, GUARANTOR AND BORROWER ACKNOWLEDGE AND AGREE THAT THE HOLDER MAY EXERCISE AND ENFORCE HIS RIGHTS UNDER THE NOTES, THE SECURITY DOCUMENTS AND THIS GUARANTY AGREEMENT ACCORDING TO THE TERMS AND PROVISIONS THEREOF AND HEREOF. BORROWER AND GUARANTOR EXPRESSLY ACKNOWLEDGE THAT THEY WERE REPRESENTED AND ADVISED BY SEPARATE, INDEPENDENT LEGAL COUNSEL AS TO THE MERGER, THE MERGER AGREEMENT, THE NOTES, THE SECURITY DOCUMENTS AND ANY RELATED DOCUMENTS, INCLUDING THE RELATIVE LEGAL RIGHTS OF THE PARTIES IN THE TRANSACTIONS REPRESENTED THEREBY AND HEREBY.

       SECTION 2.10 NO DUTY TO MITIGATE. Without limiting any other provision in this Guaranty Agreement, the Holder shall have no duty to mitigate the amounts payable by Guarantor to the Holder hereunder. The Holder agrees to comply with the notice and cure provisions contained in the Notes and Security Documents and any notices required thereunder to be given by the Holder to Borrower or Guarantor shall be given.





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                                   ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

       SECTION 3.1 BY GUARANTOR. In order to induce the Holder to accept the Notes, Guarantor represents and warrants to the Holder (which representations and warranties will survive the creation of the Indebtedness and any extension of credit thereunder) that:

              (a) Benefit to Guarantor. Guarantor's guaranty pursuant to this Guaranty Agreement reasonably has benefitted or may be expected to benefit, directly or indirectly, Guarantor, including the acquisition by Borrower of TOPC.

              (b) FAMILIARITY AND RELIANCE. Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment of the Notes and other Indebtedness; however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty Agreement.

              (c) NO REPRESENTATION. Neither the Holder nor any other person, corporation, or entity has made any representation, warranty, or statement to Guarantor with regard to Borrower or its financial condition in order to induce Guarantor to execute this Guaranty Agreement.

                                   ARTICLE 4
                                 MISCELLANEOUS

       SECTION 4.1 SUCCESSORS AND ASSIGNS. This Guaranty Agreement is for and shall inure to the benefit of the successors and assigns of the Holder and is and shall be fully binding upon the legal representatives, successors, and assigns of Guarantor.

       SECTION 4.2 NOTICES. All notices provided for are permitted to be given or served by depositing the same in the United States mail, addressed to the person to be notified. postage prepaid, and registered or certified with return receipt requested, or by Federal Express or other overnight delivery, or by facsimile machine, or by delivering such notice by courier or by hand to such person and shall be effective when received by the intended recipient. For purposes of this Guaranty Agreement, Guarantor's address shall be the address set forth on the first page of this Guaranty Agreement or any other mailing address of which Guarantor notifies the Holder in writing.

       SECTION 4.3 GOVERNING LAW. This Guaranty Agreement is a contract made under and shall be construed in accordance with and governed by the laws of the State of Texas.





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       SECTION 4.4 EXERCISE OF RIGHTS. The rights, powers and remedies of the
Holder hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. Time shall be of the essence for the performance of any act under this Guaranty Agreement by the Guarantor. Neither the Holder's acceptance of partial or delinquent performance by Borrower or Guarantor nor any forbearance, failure, or delay by the Holder in exercising any right, power or remedy shall be deemed a waiver of any obligation of the Borrower or Guarantor or any other party liable for the Indebtedness or of any right, power or remedy of the Holder or preclude any other or further exercise thereof; and no single or partial exercise of any right, power or remedy shall preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

       SECTION 4.5 NON-JUDICIAL REMEDIES. Holder may enforce his rights hereunder without prior judicial process or judicial hearing, and the Borrower and Guarantor expressly waive, renounce and knowingly relinquish any and all legal rights which might otherwise require the Holder to enforce his rights by judicial process. In so providing for non-judicial remedies, the Borrower and Guarantor recognize and concede that such remedies are consistent with the usage of the trade, are responsive to commercial necessity, and are the result of bargain at arm's length. Nothing herein is intended to prevent the Holder or the Borrower or Guarantor from resorting to judicial process at such party's option.

       SECTION 4.6 BORROWER. The terms "Borrower" and "Guarantor", as used throughout this Agreement shall, subject to the limitations of the Security Documents, include the respective successors, legal representatives, heirs and assigns of the Borrower and Guarantor.

       SECTION 4.7 AMENDMENT AND WAIVER. This Guaranty Agreement may not be amended (or may any of its terms be waived) except in writing duly signed by the Holder and the Guarantor.

       SECTION 4.8 INVALIDITY. In the event that any one or more of the provisions contained in this Guaranty Agreement shall. for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision of this Guaranty Agreement, or any other instrument executed in connection herewith.





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       IN WITNESS WHEREOF, the undersigned has executed this Guaranty Agreement as of the date first above written.

HOLDER                               GUARANTOR:

                                     WATERMARC FOOD MANAGEMENT CO.



------------------------------       ------------------------------
GHULAM M. BOMBAYWALA                 By: ANGELO PITILLO, President


                                     BORROWER:

                                     PASTA ACQUISITION CO.

                                     ------------------------------
                                     By: ANGELO PITILLO, President





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